UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2015

VERITEQ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 S. CONGRESS AVENUE, SUITE 401 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-846-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

Securities Purchase Agreement effective March 20, 2015, 8% Convertible Redeemable Notes due March 19, 2016 and Collateralized Secured Promissory Note due March 19, 2016

VeriTeQ Corporation (the “Company”) entered into a securities purchase agreement (the “SPA”), dated March 19, 2015 and effective March 20, 2015, with an accredited investor (the “Buyer”). Pursuant to the terms of the SPA, the Company issued and sold to the Buyer two 8% convertible promissory notes in the amount of $25,000 each. The first note for $25,000 (the “8% Note”) was paid for by the Buyer on March 20, 2015 in cash, less $4,000 of transaction expenses, with net proceeds of $21,000 being used for general corporate purposes. The second note (“8% Second Note”) was paid for by the issuance of an offsetting $25,000 secured note issued to the Company by the Buyer, (the “8% Buyer Note”) which is to be paid in cash to the Company no later than November 19, 2015.

The 8% Note matures on March 19, 2016. It may be converted in whole or in part into the Company's common stock, at the option of the Buyer, at any time prior to the maturity date at a conversion price of 61% of the lowest closing price of the Company’s common stock for the 15 prior trading days, including the day upon which the conversion notice is received by the Company. However, the Buyer may not effect a conversion if such conversion, along with all other shares of Company common stock beneficially owned by the Buyer and its affiliates, would exceed 9.9% of the outstanding shares of the Company’s common stock.

During the first 180 days that the 8% Note is in effect, the Company may redeem the note by paying to the holder an amount equal to 150% of the face amount plus any accrued interest, after which time the note cannot be prepaid. Interest on any unpaid principal balance of the 8% Note shall be paid at the rate of 8% per annum. Interest on the 8% Note shall be paid by the Company in shares of its common stock (“Interest Shares”). The holder may, at any time, send in a notice of conversion to the Company for Interest Shares based on the formula provided above for principal conversions.

The 8% Second Note matures on March 19, 2016. The holder of the 8% Second Note is entitled, at its option, after the expiration of the requisite Rule 144 holding period and after full cash payment of the 8% Buyer Note, to convert all or any amount of the principal face amount of the 8% Second Note then outstanding into shares of the Company's common stock at a conversion price for each share of the Company’s common stock equal to 61% of the lowest closing price of the Company’s common stock for the 15 prior trading days, including the day upon which the conversion notice is received by the Company. The 8% Second Note may not be prepaid, except in certain circumstances described therein. Interest on any unpaid principal balance of the 8% Second Note shall be paid by the Company in Interest Shares. The holder may, at any time, send in a notice of conversion to the Company for Interest Shares based on the formula provided above for principal conversions.

The 8% Note and the 8% Second Note contain certain covenants and restrictions, including, among others, that, for so long as the notes are outstanding the Company will not dispose of certain assets and will maintain its listing on an over-the-counter market. Events of default under the note include, among others, failure to pay principal or interest on the note or comply with certain covenants under the note.

As discussed above, the Buyer issued to the Company the 8% Buyer Note, also referred to as the Collateralized Secured Promissory Back End Note, in the amount of $25,000, which matures on November 19, 2016, unless the Company does not meet the “current information requirements” required under Rule 144 of the Securities Act of 1933, as amended, in which case the Buyer may declare the 8% Second Note to be in default (as defined in that note) and cross cancel its payment obligations under the 8% Buyer Note against the Company’s payment obligations under the 8% Second Note. The 8% Buyer Note shall bear simple interest at the rate of 8%. The Buyer may, at its option, prepay the 8% Buyer Note at any time.

The foregoing descriptions of the SPA, 8% Note, 8% Second Note and the 8% Buyer Note are summaries, and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4, respectively, and are incorporated herein by reference.

12% Convertible Promissory Notes due March 17, 2016

On March 19, 2015, the Company issued and sold to Magna Equities II, LLC, an accredited investor (“Magna”), a convertible promissory note, bearing interest at 12% per annum in the aggregate principal amount of $77,500 (the “Magna Note”). In accordance with the terms of the Notes, the Company agreed to pay Magna’s expenses associated with the transaction in the amount of $2,500. As a result, the Company realized net proceeds from the sale of the Magna Note in the amount of $75,000, which is being used for general corporate purposes. Principal and interest on the Magna Note are due on the maturity date of March 17, 2016. In the event that principal and interest are not paid when due, the interest rate increases to 22% per annum.

The Magna Note can be prepaid, at a redemption premium of 50%, at any time prior to maturity. The Magna Note is convertible at a price per share equal to the lesser of (i) $0.015 or (ii) 60% of the average of the lowest three trading prices of the Company’s common stock during the 10 trading days prior to conversion. However, in no event shall the holder be entitled to convert any portion of the Magna Note if such conversion would result in beneficial ownership by the holder and its affiliates of more than 9.99% of the outstanding shares of the Company’s common stock. If, at any time when the Magna Note is outstanding, the Company issues or sells, or is deemed to have issued or sold, any shares of its common stock in connection with a subsequent placement for no consideration or for a consideration per share that is less than the conversion price on the date of issuance or based on a variable price formula (the “Alternative Variable Price Formula”) that is more favorable to the subsequent investor than the foregoing variable conversion price formula, then the conversion price of the Magna Note will be reduced to the amount of the consideration per share received for such issuance or the conversion price will be adjusted to match the Alternative Variable Price Formula.

The Magna Note contains certain covenants and restrictions including, among others, that for so long as the Magna Note is outstanding the Company will not pay dividends or dispose of certain assets, and that the Company will maintain its listing on an over-the-counter market. Events of default under the Magna Note include, among others, failure to pay principal or interest on the note or comply with certain covenants under the note.

The foregoing description of the Magna Note is a summary, and is qualified in its entirety by reference to such document, which is attached hereto as Exhibit 10.5, and is incorporated herein by reference.

Securities Purchase Agreement Dated March 10, 2015, Effective as of March 16, 2015

Effective as of March 16, 2015, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Vis Vires Group, Inc., an accredited investor (the “Investor”), pursuant to which the Company sold to the Investor a convertible promissory note in the principal amount of $66,500 (the “Note”), and a warrant to purchase an aggregate of 500,000 shares of common stock of the Company (the “Warrant”) for a purchase price of $54,000. Under the terms of the Purchase Agreement, the Company agreed to reimburse the Investor for its expenses incurred in connection with the agreement in the amount of $4,000, such that net proceeds to the Company were $50,000, which are being used for general corporate purposes.

The Note bears interest at a rate of 1% per annum, and principal and interest on the Note are due March 16, 2016. In the event the Note is not paid when due, the interest rate increases to 22% per annum. The Note is convertible beginning 180 days after the date of issuance into shares of the Company’s common stock at a conversion price of 57% of the average of the lowest three trading prices of the common stock during the 30 days prior to closing. However, in no event shall the holder be entitled to convert any portion of the Magna Note if such conversion would result in beneficial ownership by the holder and its affiliates of more than 9.99% of the outstanding shares of the Company’s common stock.

The Warrant is exercisable, either in whole or in part, for a period of 3 years after the date of issuance at an exercise price of $0.021 per share, subject to certain anti-dilution provisions as set forth in the terms of the Warrant.

The foregoing descriptions of the Purchase Agreement, the Note and the Warrant are qualified in their entirety by reference to such documents, which are attached hereto as Exhibits 10.6, 10.7 and 10.8, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Special Note Regarding Forward-Looking Statements

This current report on Form 8-K contains"forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. These risks and uncertainties include, without limitation, VeriTeQ's ability to continue to raise capital to fund its operations and VeriTeq’s ability to continue to raise capital to fund its operations; VeriTeQ’s ability to commericialize its Q Inside Safety Technology; as well as other risks. Additional information about these and other factors may be described in VeriTeQ's Form 10-K, filed on April 15, 2014 and amended on August 19, 2014, and Form 10-Q filed on November 18, 2014, and future filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Description
	10.1	Securities Purchase Agreement dated March 19, 2015

	10.2	8% Convertible Note dated March 19, 2015

	10.3	8% Convertible Back End Note dated March 19, 2015

	10.4	Collateralized Secured Promissory Note dated March 19, 2015

	10.5	Convertible Promissory Note dated March 17, 2015

	10.6	Securities Purchase Agreement dated March 10, 2015

	10.7	Convertible Promissory Note due March 16, 2016

	10.8	Common Stock Purchase Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriTeQ Corporation

Date: March 25, 2015	/s/ Michael E. Krawitz

Michael E. Krawitz

Chief Legal and Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Securities Purchase Agreement dated March 19, 2015

10.2	8% Convertible Note dated March 19, 2016

10.3	8% Convertible Back End Note dated March 19, 2015

10.4	Collateralized Secured Promissory Note dated March 19, 2015

10.5	Convertible Promissory Note dated March 17, 2015

10.6	Securities Purchase Agreement dated March 10, 2015

10.7	Convertible Promissory Note due March 16, 2016

10.8	Common Stock Purchase Warrant